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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated July 14, 1999 relating to the financial statements of CompassLearning, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, which appears in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Phoenix, Arizona
January 28, 2000